SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------



                                    FORM 8-K




                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





       Date of Report (Date of earliest event reported): October 23, 1996





                     HEALTH AND RETIREMENT PROPERTIES TRUST
               (Exact name of registrant as specified in charter)


   Maryland                        1-9317                     04-6558834

(State or other                (Commission file              (IRS employer
jurisdiction of                     number)               identification no.)
incorporation)





  400 Centre Street, Newton, Massachusetts                             02158
  (Address of principal executive offices)                          (Zip code)



Registrant's telephone number, including area code:  617-332-3990

Item 5.           Other Events.

         Health and Retirement Properties Trust (the "Company") recently deposited $75.5 million from the net proceeds of its recently completed convertible subordinated debt offerings into an irrevocable trust to complete an "in-substance defeasance" of its $75 million Floating Rate Senior Notes, Series A, due 1999, and will recognize an extraordinary loss of approximately $1.5 million as a result of the early extinguishment of such debt in the fourth quarter of 1996.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

         99.1 Redemption Trust Agreement, as of October 23, 1996, between Health and Retirement Properties Trust (the "Company") and Fleet National Bank ("Fleet"), as redemption trustee, relating to the Company's Floating Rate Senior Notes, due 1999, Series A.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              HEALTH AND RETIREMENT
                                                PROPERTIES TRUST



                                              By: /s/ Ajay Saini
                                                      Ajay Saini,
                                                      Treasurer and Chief
                                                        Financial Officer

Date: November 1, 1996